This AGREEMENT, entered into by and between:

> VALITOR hf. a corporation duly organized and existing under the laws of the Republic of Iceland, with registered address at Laugavegur 77, 101 Reykjavik, Iceland, hereinafter referred to as VALITOR

-and-

> Sino Payments Inc. a corporation duly organized and existing under the laws of Hong Kong, with registered address Unit T25, GF Bangkok Bank Building, 18 Bonham Strand West, Sheung Wan, Hong Kong hereinafter referred to as the AGENT

WITNESSETH THAT

WHEREAS, VALITOR is a licensee of Visa International Incorporated ("Visa") and MasterCard International, Inc. ("MC"), hereinafter collectively referred to as the CARD ASSOCIATIONS;

WHEREAS, VALITOR is engaged in the business of buying the charge availments/purchases made by MC & Visa credit cardholders (generally known in the banking industry as "acquiring") and desires to make available to such credit cardholders, with their affiliated MERCHANT establishments, the opportunity to purchase merchandise or services from AGENT'S MERCHANTS through the use of such cards;

WHEREAS, the AGENT is engaged in business and desires to perform various services, including but not limited to affiliated MERCHANT solicitation, underwriting, risk mitigation, gateway services and client relations as required to mitigate and lessen the potential of losses associated with fraud and other unscrupulous forms of transaction processing, on behalf of VALITOR;

WHEREAS, Visa International recognizes the services rendered by the AGENT as a Third Party Agent (TPA) as defined by Visa; and

WHEREAS, MasterCard International recognizes the services rendered by the AGENT as a Member Service Provider (MSP).

NOW THEREFORE, the parties hereby agree as follows:

1. The following terms used in this AGREEMENT shall have the following meaning:

   a. AUTHORIZATION refers to the approval and/or decline given by the card issuing banks of the MasterCard and VISA thru VALITOR upon the request of MERCHANT, for CARD purchases by cardholders.

   b. BUSINESS DAY shall mean any day other than (i) Saturday or Sunday, or (ii) a holiday in Iceland and/or in the country where the relevant MERCHANT has its establishments, (iii) a day on which banking institutions in Iceland are authorized by law or by regulatory order to be closed.

Agent: MM
VALITOR: ____

VALITOR

c. CARD means credit, debit and prepaid cards of the brands specified in Appendix 1.

d. CARD ASSOCIATIONS shall mean a worldwide incorporated body regulating and processing specific brands of CARDS, namely: VISA International Service Association, MasterCard International Incorporated.

e. CARDHOLDER means a holder of a valid CARD issued by a financial institution being a member of one or more of the CARD ASSOCIATIONS.

f. CARD NOT PRESENT TRANSACTION is means any transaction originating from an internet/e-commerce or MOTO point of sale where the CARD is not physically present to the MERCHANT at the time of sale.

g. CARD PRESENT TRANSACTION means a transaction in which the CARD is swiped through a POINT OF TRANSACTION TERMINAL capturing the CARD information encoded in the chip or on the magnetic strip.

h. CARD TRANSACTION means a CARD NOT PRESENT TRANSACTION and/or a CARD PRESENT TRANSACTION.

i. CHARGEBACK means any debit of VALITOR by the CARD ASSOCIATIONS or, by a CARD issuer, in accordance with the CARD ASSOCIATION´s rules and regulations.

j. FLOOR LIMIT means the transaction amount limit for all CARD TRANSACTIONS that shall be sent to VALITOR for AUTHORIZATION. All MERHCANTS in CARD NOT PRESENT TRANSACTIONS to be solicited by the AGENT shall have zero FLOOR LIMIT which means that they shall all be sent to VALITOR for AUTHORIZATION.

k. MASTERCARD means MasterCard International Inc.

l. MERCHANT means any legal entity which is legally domiciled in Europe (being those countries in Europe licensed from time to time by the European CARD ASSOCIATIONSs) and whose CARD TRANSACTIONS are conducted and who is contracted by VALITOR and the AGENT to accept CARDS for the sale of its products and/or services.

m. POINT OF TRANSACTION TERMINAL means a device used at the point of transaction that has a the capability to process electronic data, obtain an authorization and provide transaction receipt data.

n. PROCESSOR shall mean a PROCESSOR that is PCI DSS certified and is approved by VALITOR.

o. TRIPARTITE MERCHANT AGREEMENT shall mean the agreement entered into between VALITOR, MERCHANT and AGENT ("TMA").

p. SETTLEMENT ACCOUNT means the demand deposit account which, prior to accepting any CARDS, MERCHANT shall establish and through which fees, charges and credits due in accordance with this Agreement may be processed. The Settlement Account will be in the name of AGENT as demanded by the MERCHANT in the Agreement between the AGENT and MERCHANT.

Agent: MM
VALITOR: ____

2. UNDERWRITING PROCESS

a. AGENT will market VALITOR's acquiring services with regards to CARD PRESENT TRANSACTIONS and CARD NOT PRESENT TRANSACTIONS to European MERCHANTS and carry out services for the MERCHANTS it has referred to VALITOR as described in this AGREEMENT. The MERCHANTS can be either an individual MERCHANT who is settled directly from VALITOR or with an IPSP (Internet Payment Service Provider) as a sponsored MERCHANT. AGENT agrees to use its best efforts not to accept any MERCHANT application that does not meet VALITOR's policy as defined by VALITOR from time to time and notified in writing to AGENT. AGENT undertakes to carry out pre-screening of all MERCHANT applications for credit and compliance purposes and collect all information in furtherance thereof as defined in writing by VALITOR's underwriting procedures, and will submit to VALITOR by email a complete MERCHANT application package, as requested by VALITOR, containing the findings in the pre-screening and underwriting process. This application will include copies of due diligence documents as defined by AGENT's MERCHANT application as specified in Appendix 2 to this AGREEMENT, and include the MERCHANT application form itself and Tripartite Merchant Agreement ("TMA") (see definition below) attached to this AGREEMENT in Appendix 3, all of the above documents duly signed and executed by MERCHANT and AGENT. The pre-screening of MERCHANTS shall include the identification of the MERCHANT as prescribed hereunder, and shall include but not be limited to verification that the person executing the application on behalf of the MERCHANT and other documents is the authorized person and his/her signature is duly executed.

b. AGENT shall store original MERCHANT applications and due diligence documents related to all approved MERCANTS. AGENT undertakes to arrange for a qualified lawyer or public accountant to authenticate copies of the original MERCHANT application and due diligence documentation as true copies of the originals for all referred MERCHANTS. At the time when the original TMA is couriered by AGENT to VALITOR AGENT shall also courier authenticated copies of the MERCHANT application and due diligence documents to VALITOR.

c. VALITOR will use its best efforts to approve or decline any such MERCHANT application within two (2) business days after having received a completed application package by email as defined in this section and all raised questions or requests for further information by VALITOR have been answered. VALITOR shall have sole discretion in determining the criteria for MERCHANT selection and targeted MERCHANTS' internet sites on which the MERCHANT shall accept credit card transactions for settlement through VALITOR. VALITOR shall have sole discretion in approving MERCHANTS and internet sites referred by AGENT and reserves the right to reject MERCHANT and/or internet sites referred by AGENT. VALITOR and AGENT shall enter into a separate and distinct Tripartite Merchant Agreement for each individual MERCHANT which shall set out the combined charges of the AGENT and VALITOR, which include but are not limited to MERCHANT discount rates and transaction fees for each MERCHANT. A referred MERCHANT shall be considered accepted when (a) it has been approved by VALITOR, and (b) it has fully executed the TMA.

3. FEES

Sending transaction data electronically as defined in the TMA between VALITOR, MERCHANT and AGENT shall be deemed as the sale of credit card sales transactions to VALITOR. VALITOR's share of the MERCHANT discount rate is deducted from the gross amount authorized and settled in every single settlement to AGENT in addition to the chargeback fee and other fees when applicable. VALITOR´s service charge and fees are stated in Appendix 1.

Rates given in Appendix 1 are calculated based on presumptions on general MERCHANT profiles and behavior. VALITOR reserves the right to reject a MERCHANT application at any time in its sole discretion based on margin for VALITOR being unsatisfactory compared to VALITOR's benchmark. Reasons thereof may include, but are not limited to, the MERCHANT risk category, MERCHANT's behavior or high domestic interchange rate. An explanation will be given with the rejection or VALITOR will suggest an acceptable change.

The AGENT may negotiate new fees for MERCHANTS that are considered large (over 2.000.000 USD per month). Any new kind of fee the AGENT would like to introduce must first be accepted by VALITOR to make sure it is collectable through VALITOR's systems. VALITOR shall pay any additional fees charged to a MERCHANT according to the TMA to AGENT on a monthly basis.

If CARD ASSOCIATIONs fees (e.g. interchange fees, volume related fees, clearing and settlement fees) change, VALITOR reserves the right to change any affected fee in this AGREEMENT with a 30 days' notice.

MERCHANT risk assessment shall be done by VALITOR and all applications must be turned in through VALITOR's application forms available online or with an application form previously accepted by VALITOR's Cross-Border Application Department.

4. REMITTANCE PERIOD

VALITOR will have the sole right to receive payment on Credit Sales Transactions rendered to VALITOR. AGENT agrees not to use or make deletions or alterations thereof. All transactions and amounts are subject to final audit by VALITOR. The settlement schedule for funds payable by VALITOR to MERCHANT shall be determined and mutually agreed upon by VALITOR and AGENT. VALITOR's payment to the MERCHANT shall be in the same currency as the settlement by the CARD ASSOCIATION.

5. SERVICES

VALITOR shall credit MERCHANT for card transactions, as stated in the TMA. AGENT shall provide electronic processing and support services to MERCHANTS. AGENT shall provide other services such as related to enquiries from MERCHANTS and MERCHANT disputes as mutually defined by VALITOR and AGENT from time to time. AGENT shall provide any and all of its services provided to the MERCHANTS in a professional and timely manner.

Agent: MM
VALITOR: ____

6. SETTLEMENT

6.1 SETTLEMENT

VALITOR pays the MERCHANT directly or appoints a trustee or escrow agent as VALITOR's settlement agent, for and on behalf of VALITOR, subject to deductions arising from VALITOR's and the AGENT'S charges to MERCHANT, chargeback, reserve requirements, CARD ASSOCIATION penalties and AGENT'S surcharges, as the case maybe as further defined by the TMA. AGENT is entitled to instruct VALITOR and/or trustee or escrow agent appointed by VALITOR by email or telephonically not to settle with a MERCHANT in circumstances that may expose VALITOR and AGENT to a credit risk. Accordingly, VALITOR and/or appointed trustee or escrow agent must seek AGENT's approval before conducting any payments to MERCHANT after having received such an instruction from AGENT.

6.2. AGENT's SETTLEMENT AND SETTLEMENT ACCOUNT(S)

VALITOR's payment to the AGENT shall be made on monthly basis. VALITOR's payment shall be in the same currency as the settlement by VALITOR to the MERCHANTS. AGENT shall provide VALITOR with separate settlement accounts for each transaction currency used at the time by the MERCHANTS concerned.

7. ROLLING RESERVE ACCOUNT

VALITOR will establish a Rolling Reserve Account for the MERCHANT but the property of VALITOR as stated in the TMA. VALITOR will retain all interest accrued on the Rolling Reserve Account and will deduct from the Rolling Reserve any and all bank charges incurred in connection with the operation of the Rolling Reserve Account.

8. TECHNICAL INTEGRATION BETWEEN VALITOR AND AGENT

VALITOR undertakes to provide AGENT with access to VALITOR's processing system to facilitate transaction processing for MERCHANTS, and AGENT is required to interface to VALITOR's system. At AGENT's expense, AGENT shall either (a) interface to VALITOR's system directly, or (b) indirectly, through a PROCESSOR approved by VALITOR. AGENT shall undertake its best efforts to ensure that MERCHANTS are compliant with the security standards of the CARD ASSOCIATIONS.

9. WARRANTIES AND OBLIGATIONS

Without prejudice to any other obligations of the AGENT provided elsewhere in this AGREEMENT, the AGENT represents, warrants and undertake that:

9.1 LEGAL

a. The AGENT is a corporation validly existing and in good standing under the laws of the country where it is registered and is authorized to engage in sales operations and for these purposes;

b. The AGENT has obtained all the necessary consents, authorizations or permissions, if any, from any governmental body, agency, commission, board or office, and any corporation or individual creditors, and other third parties;

c. This AGREEMENT, when executed, constitutes the legal, valid and binding obligation of the parties, enforceable in accordance with the terms hereof;

d. All transactions originating from the AGENT and/or its MERCHANT(s) and presented to VALITOR for settlement shall be authentic, valid and legal and compliant with the relevant regulations of the CARD ASSOCIATIONS;

e. The settlement of the credit card transactions will not constitute a breach of, violation of, or default under, any law rule, or regulation of the Laws of the country where the AGENT is registered, or CARD ASSOCIATIONS rules or under any deed of trust or escrow agreement, or other instrument to which the AGENT is a party or by which it may be bound;

f. That there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the AGENT, threatened against or affecting the AGENT with respect to any of the transactions presented to VALITOR for settlement;

g. All transactions originating from the AGENT and/or its MERCHANT(s) will be honored by both the CARD ASSOCIATIONS and the Card Issuing Bank;

h. That all operations by the AGENT are in compliance with VISA Europe Regional Operating Regulations, Visa International Operating Regulations, Visa Europe By-Laws, Visa International By-Laws, Regional Board Delegations, MasterCard rules, MasterCard By-Laws, MasterCard Regional Board Delegations and applicable local law.

i. Not to contest the ownership of the any of VISA or MasterCard brands for any reason whatsoever and to immediately cease using the brands when, for any reason, VALITOR requires.

j. The AGENT acknowledges and agrees that the CARD ASSOCIATIONS have the right to enforce any provision of their respective CARD ASSOCIATION Rules and Regulations to prohibit the AGENT any conduct that may injure or may create a risk of injury to the respective CARD ASSOCIATION, including injury to reputation, or that may adversely affect the integrity of the CARD ASSOCIATION's core payment systems, information, or both. The AGENT agrees not to take any action that might interfere with or prevent exercise of this right by the CARD ASSOCIATION.

9.2 RELATED TO FRANCHISE

a. The AGENT represents and warrants that the proposed business does not violate CARD ASSOCIATION rules. Moreover, if there are issues raised by the CARD ASSOCIATIONS, the AGENT will assist VALITOR to correct the violation and/or defend the business at no cost to VALITOR;

b. In the event VALITOR determines that its contractual arrangement with the AGENT may violate CARD ASSOCIATIONS rules, the parties shall amend the contractual arrangement with the AGENT to make it conform to the CARD ASSOCIATION rules and their Franchise. Should the amendment not be feasible, VALITOR may terminate the AGREEMENT pursuant to Paragraph 17.

9.3 GENERAL

Specifically, the AGENT warrants that it shall undertake it's best effort to ensure that:

a. The MERCHANT has all the corporate powers to collect/accept these card transactions through VALITOR and
b. Only card transactions originating from Card Not Present virtual terminals or POS terminals that are Visa/MasterCard compliant shall be presented to VALITOR and that these transactions will carry the appropriate validation from the issuers either by swiping the card in a card present environment or providing valid card security value and/or AVS response data in a card not present environment.

9.4 RELATED TO REGULATORY ISSUES

The AGENT warrants that it shall make proper representations with VALITOR on the nature of its business and warrants that it shall abide by the provisions of the Icelandic Anti-Money Laundering Act, which is based on the EU Directive 2005/60 on the Prevention of the Use of the Financial System for the Purpose of Money Laundering and Terrorist Financing, and report to VALITOR and to the appropriate government regulatory office(s) any transaction determined to be suspicious through its monitoring system.

The AGENT warrants that it will only present itself to prospective MERCHANTs under the trade names registered with CARD ASSOCIATIONS on the AGENT form.

10. LABELLING

The AGENT must only use the logos/design approved by the CARD ASSOCIATIONS accordance with their respective rules or VALITOR's instruction, including any reproduction, usage and artwork standards that may be in effect from time to time. The AGENT may not suggest or in any manner create an impression that it is a member or an authorized representative of the CARD ASSOCIATIONS.

11. ACCESS PRIVILEGE

The AGENT shall allow VALITOR employees or its designated agents such access to their premises and facilities, data, information and material as may necessary from time to time to assess the performance of the business and conduct financial and procedural audits.

12. TRANSFER of RIGHTS

The AGENT must not subcontract, sublicense, assign license, franchise, or in any other manner extend or transfer to any third party any right or obligation the AGENT has with VALITOR. The AGENT may only use its own employees or employees of another company that is also registered by VALITOR as MSP or TPA.

Agent: MM
VALITOR: ____

13. PERIODIC AUDITS

13.1. AGENT will attend to, cooperate and participate in such periodic audits and/or random internet site visits as may reasonably be requested by VALITOR and such visit shall include but not be limited to phantom or mystery shopping transactions at the MERCHANT(s) sites. In connection with such Audit or site visits, AGENT shall:

13.2. Make available to VALITOR all pertinent books and records such that VALITOR can properly evaluate the performance of AGENT with respect to this AGREEMENT;

13.3. Make available all information reasonably necessary to satisfy the purpose of the Audit contemplated by this section;

13.4. VALITOR may opt to utilize a third party to conduct such audit subject to;

13.5. VALITOR issuing its appointment and authorization of such third party in writing and furnishing, AGENT with a copy thereof; and,

13.6. Such third party entering into a Confidentiality Agreement satisfactory to VALITOR and AGENT.

13.7. Any audit conducted by VALITOR or third party designated by VALITOR will be at VALITOR's expense.

14. AGENT'S SPECIFIC RISK MITIGATION SERVICES

The AGENT, as part of its responsibilities and obligations to VALITOR, shall mitigate risk and potential losses associated with processing internet transactions by performing the multiple services, including but not limited to the following:

a. MERCHANT UNDERWRITING is herein defined as due diligence performed in conjunction with any prospective MERCHANTS including but not limited to background check on MERCHANTS principals covering credit in addition to previous transaction processing, chargeback and general performance history. Furthermore, due diligence in accordance with the Credit and Fraud Risk Policy of VALITOR as it may be at any time. (Appendix 4)

b. RISK MANAGEMENT includes functions such as, but not limited to, website review, transaction monitoring, velocity checking, assignment of risk parameters as may be necessary including restricting the number of times a particular card may be used within a predetermined period of time, prohibiting specific transactions from settling that may be deemed fraudulent, performing appropriate "data scrubbing" to ensure all transactions submitted for payment by MERCHANT are valid transactions for products or services provided by the MERCHANT. AGENT undertakes to perform regular reviews of the MERCHANT'S internet site/s to ensure continued compliance to applicable laws and CARD ASSOCIATION rules. AGENT shall provide VALITOR the results of the regular reviews.

c. CLIENT RELATIONS may be managed by or on behalf of the AGENT by a third party to ensure MERCHANTS abide by the provisions set forth in the MERCHANT'S TMA and to ensure MERCHANTS are provided with the information necessary to properly manage their business within the scope of the tripartite MERCHANT agreement.

Agent: MM
VALITOR: ____

d. Ensure compliance to Payment Card Industry Standards on data security of AGENT's licensed gateway software, or data security within any software the AGENT provides to MERCHANTS, as well as any other third party contractual agreements in relation to its credit card transaction processing through VALITOR.

15. NOTICES.

All notices permitted or required by this AGREEMENT will be sent by recorded mail, postage prepaid, at the address set forth at the beginning of this AGREEMENT, unless notification in writing of change of such address is received by the other party with an electronic copy sent to a designated e-mail address at the AGENT's nominated operations centre and to VALITOR's head office. Receipt of the aforementioned recorded mail notice shall be deemed to have been received fourteen calendar days after the date of dispatch.

16. FORCE MAJEURE

Neither party shall be responsible for any delay in performance or non performance to the extent it is caused by any matter outside its reasonable control, provided that it shall use its best endeavors to minimize the delay or non performance and to resume performance as soon as reasonably practicable.

17. TERMINATION DUE TO FRANCHISE RISK.

VALITOR may terminate the AGREEMENT if it deems that its Franchise with the CARD ASSOCIATIONS is seriously and ultimately at risk. VALITOR shall be allowed to serve notice of termination within the prescribed period set by the CARD ASSOCIATION to remedy the CARD ASSOCIATION's actions against VALITOR.

18. TERMINATION OF AGREEMENT.

This AGREEMENT will become effective when signed by both parties. Both parties can terminate the AGREEMENT with prior 3 months written notice. Any termination shall not affect any liabilities incurred under this AGREEMENT and this Clause shall remain in full force and effect notwithstanding termination. This AGREEMENT will be binding upon the parties and their successors or assigns. However, both parties reserve the right to terminate the AGREEMENT immediately if any of the terms and conditions herein is violated.

In the event of termination, AGENT shall return to VALITOR all materials supplied by VALITOR including but not limited to unused charge slips, supplies, promotional materials, machines and shall remove all decals and signs from the premises immediately permitted under the terms of this agreement.

Fees payable by VALITOR to AGENT defined in Appendix 1 shall survive the termination of the AGREEMENT for 60 months unless MERCHANTS concerned have discontinued using VALITOR's acquiring services before the period of 60 months.

Agent: [initials]
VALITOR: ____

19. INDEMNITY AND LIABILITY

VALITOR is responsible towards the CARD ASSOCIATIONS for the acts or omission of the AGENT. The AGENT is responsible for any costs, claims, fines, demands, losses or other payments as a result of any conduct of AGENT under this AGREEMENT, whether by act or omission, whether intentional, negligent or otherwise.

20. SEPARABILITY CLAUSE

If any one or more of the provisions contained in the AGREEMENT of any document executed in connection herewith shall be invalid, illegal or unenforceable, the remaining provisions contained herein shall not in any way be affected or impaired.

21. CONFIDENTIALITY

The parties acknowledge that during the process of this AGREEMENT, certain sensitive commercial information on each other's business will be exchanged. The parties agree that neither during the term of this Agreement nor after its termination for whichever reasons, they will disclose of any such information to any third party or use such information in any way which may be detrimental to the other party, save for:

a. obliged by law;

b. so ordered by court;

c. to its professional advisers bound by secrecy either by their professional ethics or by law, or;

d. so expressly accepted in writing by the other party.

For the purposes of this Article, the term "sensitive commercial information" shall mean any information of whatever nature relating in any way to either the business of the parties or their customers, the definition of which shall be at the sole and unilateral discretion of the party which the relevant information concerns"

22. CARD ASSOCIATION RULES AND REGULATIONS

In the event of any inconsistency between any provision of this Agreement and the CARD ASSOCIATION rules and regulations, the CARD ASSOCIATION rules and regulations shall govern.

23. GOVERNING LAW

This AGREEMENT shall be governed by, interpreted and enforced under the laws of Iceland. Any dispute concerning the validity or interpretation of this AGREEMENT or any other matter pertaining to the AGREEMENT shall be resolved according to applicable Icelandic Law with the exclusive jurisdiction of the District Court of Reykjavík as the court of first instance.

Agent: ____ (initials)
VALITOR: ____

VALITOR

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives;

For and on behalf of MEMBER	For and on behalf of AGENT
VALITOR,	Sino Payments Inc,
Director Cross Border	Chairman/CEO/CFO
Ólafur Þór Vilhjálmsson	Matthew Mecke

Agent: MM
VALITOR: ____

Appendix 2
Template Merchant Application

Agent: ____
VALITOR: ____

Appendix 3
Template Tripartite Merchant Agreement

Agent: MM
VALITOR: ____



Appendix 4
VALITOR's Credit and Fraud Risk Policy (summary)

Agent: ____
VALITOR: ____

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives;

For and on behalf of MEMBER	For and on behalf of AGENT
VALITOR,	Sino Payments Inc,
Director Cross Border	Chairman/CEO/CFO
Ólafur Þór Vilhjálmsson	Matthew Mecke
______________________	______________________

Agent: ____
VALITOR: ____

ACTION BY WRITTEN CONSENT OF DIRECTORS
(Nevada Revised Statutes 78.315(2))

OF

SINO PAYMENTS, INC.
A Nevada Corporation

The undersigned, being all of the Directors of Sino Payments, Inc., a Nevada Corporation (the "Corporation") pursuant to the Bylaws of the Corporation and the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of February 3, 2010, a copy of which shall be filed with the minutes of the Corporation:

Whereas, the Corporation deems it in its best interest to take the following actions;

NOW, WHEREFORE IT IS RESOLVED AS FOLLOWS:

1. AGREEMENTS.

RESOLVED: That, as of January 13, 2010, the Corporation be and hereby is authorized to enter into an agency agreement with Valitor, a copy of which is attached hereto as Exhibit A.

RESOLVED FURTHER: That, as of January 19, 2010, the Corporation be and hereby is authorized to enter into an agency agreement with Payvision, a copy of which is attached hereto as Exhibit B.

3. OMNIBUS RESOLUTION.

RESOLVED: That the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, issuance of share certificates, warrants, debentures and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

This Unanimous Written Consent may be executed in counter parts and by facsimile and such counterparts and facsimile copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

Dated: February 4, 2010

Matthew Mecke

Paul Manning



Anthony Robinson